EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of The Interpublic Group of Companies, Inc. (IPG) for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 13, 1998, with respect to the consolidated financial statements of Hill, Holliday, Cosmopulos, Inc. for the twelve month period ended December 31, 1997, which statements are included in the consolidated financial statements of IPG for the year ended December 31, 1997 incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP
                                             ---------------------
                                             Boston, Massachusetts
                                             January 20, 2000